EX-99.(16)(a)

POWER OF ATTORNEY

The undersigned officers and trustees of LEGG MASON ETF INVESTMENT TRUST, a Maryland statutory trust (the “Registrant”), hereby appoint MARGUERITE C. BATEMAN, BRUCE G. LETO, KRISTIN H. IVES, J. STEPHEN FEINOUR, AMY C. FITZSIMMONS, NAVID J. TOFIGH, ALISON E. BAUR, and HARRIS GOLDBLAT (with full power to each of them to act alone) his/her attorney-in-fact and agent, in all capacities, to execute, deliver and file in the names of the undersigned, any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Registrant to comply with or register any security issued by the Registrant under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder, with respect to the Registrant’s Registration Statement on Form N-14 relating to the proposed reorganization of ClearBridge All Cap Growth ESG ETF with and into ClearBridge Large Cap Growth ESG ETF, each a series of the Registrant, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission and any and all documents required to be filed with respect thereto with any other regulatory authority. Each of the undersigned grants to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be a single document. This Power of Attorney shall be construed, and the provisions hereof interpreted under and in accordance with and governed by the laws of the State of Maryland for all purposes (without regard to its choice of law provisions); except to the extent such laws are inconsistent with federal securities laws, including the 1940 Act.

The undersigned officers and trustees hereby execute this Power of Attorney as of the 27th day of February 2024.

/s/ Patrick O’Connor	/s/ Rohit Bhagat
Patrick O’Connor	Rohit Bhagat
President and Chief Executive Officer-Investment	Trustee
Management

/s/ Deborah D. McWhinney	/s/ Jennifer M. Johnson
Deborah D. McWhinney	Jennifer M. Johnson
Trustee	Trustee

/s/ Anantha K. Pradeep
Anantha K. Pradeep
Trustee

/s/ Christopher Kings	/s/ Vivek Pai
Christopher Kings	Vivek Pai
Chief Executive Officer-Finance and Administration	Chief Financial Officer and Chief Accounting Officer